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                                                                     EXHIBIT 4.3

                REGISTRATION RIGHTS AGREEMENT dated as of June 27, 2005 (the "Agreement") between IMPAX Laboratories, Inc., a Delaware corporation (the "Company") and the undersigned initial purchasers (each, an "Initial Purchaser", and collectively, the "Initial Purchasers").

                In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to the Initial Purchasers an aggregate of $75,000,000 principal amount of the Debentures (as defined herein). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Debentures (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Debentures (each of the foregoing a "Holder" and together the "Holders"), as follows:

                Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

                "Amendment Effectiveness Deadline Date" has the meaning set forth in Section 2(d) hereof.

                "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                "Common Stock" means the shares of common stock, $0.01 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

                "Conversion Price" has the meaning assigned such term in the Indenture.

                "Damages Accrual Period" has the meaning set forth in Section 2(e) hereof.

                "Damages Payment Date" means each June 15 and December 15.

                "Debentures" means the 3.5% Senior Subordinated Convertible Notes Due 2012 issued pursuant to the Purchase Agreement.

                "Deferral Notice" has the meaning set forth in Section 3(i) hereof.

                "Deferral Period" has the meaning set forth in Section 3(i) hereof.

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                "Effectiveness Deadline Date" has the meaning set forth in
Section 2(a) hereof.

                "Effectiveness Period" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

                "Event" has the meaning set forth in Section 2(e) hereof.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

                "Holder" has the meaning set forth in the third paragraph of this Agreement.

                "Indenture" means the Indenture, dated as even date herewith, between the Company and HSBC Bank USA, National Association, as trustee, pursuant to which the Debentures are being issued.

                "Initial Purchasers" has the meaning set forth in the preamble hereof.

                "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

                "Issue Date" means June 27, 2005.

                "Liquidated Damages Amount" has the meaning set forth in Section 2(e) hereof.

                "Material Event" has the meaning set forth in Section 3(i) hereof.

                "Notice and Questionnaire" means a written notice delivered to the Company containing the information called for by the Selling Securityholder Notice and Questionnaire in the form of Exhibit A attached hereto

                "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                "Purchase Agreement" has the meaning set forth in the preamble hereof.

                "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                "Record Holder" means with respect to any Damages Payment Date relating to any Debentures as to which any Liquidated Damages Amount has accrued, the registered holder of such Debenture on the June 1 immediately preceding a Damages Payment Date occurring on a

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June 15, and on December 1 immediately preceding a Damages Payment Date occurring on a December 15.

                "Registrable Securities" means (i) any Debentures until such Debentures have been converted into or exchanged for the Underlying Common Stock and (ii) at all times, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its transfer pursuant to Rule 144 under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture is removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

                "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

                "Restricted Securities" means "Restricted Securities" as defined in Rule 144.

                "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                "SEC" means the United States Securities and Exchange
Commission.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                "Shelf Registration Statement" has the meaning set forth in
Section 2(a) hereof.

                "Special Counsel" means Schulte Roth & Zabel LLP or one such other successor counsel as shall be specified in writing to the Company by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company, the reasonable fees and expenses of which will be paid by the Company pursuant to Section 5 hereof. For purposes of determining the holders of a majority of the Registrable Securities in this definition, Holders of Debentures shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date the consent is requested.

                "Subsequent Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

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                "TIA" means the Trust Indenture Act of 1939, as amended.

                "Trustee" means HSBC Bank USA, National Association , the Trustee under the Indenture.

                "Underlying Common Stock" means the Common Stock into which the Debentures are convertible or issued upon any such conversion.

                All references in this Agreement to financial statements and schedules and other information which is "contained," "included," or "stated" in a Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to a Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

                Section 2. Shelf Registration. (a) The Company shall, at its expense, prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, but in no event later than the date (the "Filing Deadline Date") that is the earlier of (x) the date that is sixty (60) days after filing of the Company's annual report on Form 10-K for the year ended December 31, 2004 and (y) the date that is two hundred seventy (270) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on an appropriate form. The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act, as promptly as is practicable, but in any event by the date (the "Effectiveness Deadline Date") that is the earlier of (x) ninety (90) days after the filing with the SEC of the Initial Shelf Registration Statement and (y) the date that is three hundred sixty (360) days after the Issue Date. The Company shall use its commercially reasonable efforts to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten
(10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's security holders (other than the Holders of Registrable Securities or holders of securities for which registration rights were granted pursuant to the agreements set forth in Section 1(i) of the Purchase Agreement) shall have the right to include any of the Company's securities in the Shelf Registration Statement. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the

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holders of at least a majority of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Initial Shelf Registration Statement or the Subsequent Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                (b) Following the date that the Initial Shelf Registration Statement is declared effective, if the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities, it being agreed that the right of the Company to suspend the use of a Registration Statement pursuant to Section 3(h) shall not be deemed a cessation of effectiveness of the Registration Statement), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within ten (10) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

                (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, (i) if required by the Securities Act, or (ii) as necessary to name a Notice Holder as a selling securityholder pursuant to Section (d) below.

                (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d), Section 3(h) and Section 4 of this Agreement. Following the date that the Initial Shelf Registration Statement is declared effective, each Holder that is not a Notice Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company at least twenty (20) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered pursuant to Section 8(c), and in any event upon the later of (x) thirty (30) days after such date or (y) thirty (30) days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date:

                        (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is ninety (90) days after the date such post-effective amendment is required by this clause to be filed;

                        (ii) provide such Holder copies of any documents filed pursuant to Section 2(b) and 2(d) hereof(i); and

                        (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and
(ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten
(10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

                (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

                        (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

                        (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date,

                        (iii) the Company has failed to perform its obligations set forth in Section 2(b) within the time period required therein,

                        (iv) the Company has failed to perform its obligations set forth in Section 2(d)(i) within the time period required therein.

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                        (v)     any post-effective amendment to a Shelf
        Registration Statement filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date, or

                        (vi) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof.

Each event described in any of the foregoing clauses (i) through (vi) is individually referred to herein as an "Event." For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table set forth below:

        Type of
        Event       Beginning                   Ending
        by Clause   Date                        Date
        ---------   -------------------------   --------------------------------
        (i)         Filing Deadline Date        the date the Initial Shelf
                                                Registration Statement is filed

        (ii)        Effectiveness Deadline      the date the Initial Shelf
                    Date                        Registration Statement becomes
                                                effective under the Securities
                                                Act

        (iii)       the date by which the       the date the Company performs
                    Company is required to      its obligations set forth in
                    perform its obligations     Section 2(b)
                    under Section 2(b)

        (iv)        the date by which the       the date the Company performs
                    Company is required to      its obligations set forth in
                    perform its obligations     Section 2(d)(i)
                    under Section 2(d)(i)

        (v)         the Amendment               the date the applicable post-
                    Effectiveness Deadline      effective amendment to a Shelf
                    Date                        Registration Statement becomes
                                                effective under the Securities
                                                Act

        (vi)        the date on which the       termination of the Deferral
                    aggregate duration of       Period that caused the limit on
                    Deferral Periods in any     the aggregate duration of
                    twelve-month period         Deferral Periods to be exceeded
                    exceeds the number of
                    days permitted by
                    Section 3(h)

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                Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company shall pay, as liquidated damages and not as a penalty, to Record Holders of Debentures an amount (the "Liquidated Damages Amount") accruing, for each day in the Damages Accrual Period, in respect of any Debenture, at a rate per annum equal to (1) 0.25% of the aggregate principal amount of such Debenture to and including the 90th day of such Damages Accrual Period and (2) 0.5% of the aggregate principal amount of such Debenture from and after the 91st day of such Damages Accrual Period; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause
(iv) or (v) of the preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Debentures from and after the earlier of (x) the date such Debenture is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

                The Liquidated Damages Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable on each Damages Payment Date during the Damage Accrual Period (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damage Accrual Period does not end on a Damages Payment Date) to the Record Holders of the Debentures entitled thereto; provided that any Liquidated Damages Amount accrued with respect to any Debenture or portion thereof redeemed by the Company on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion); provided further, that, in the case of an Event of the type described in clause (iv) or (v) of the first paragraph of this Section 2(e), such Liquidated Damages Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of Record Holders of Debentures or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including with respect to the Debentures for the payment of such Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other non-monetary equitable relief with respect to this Agreement.

                All of the Company's obligations set forth in this Section 2(e) to pay any Liquidated Damages Amount that is outstanding with respect to any Debenture at the time such Debenture ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

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

                The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the monetary damages that may be incurred by Holders of Debentures by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Debentures in accordance with the provisions hereof.

                Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during the Effectiveness Period, the Company shall:

                (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective until the expiration of the Effectiveness Period; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, shall furnish to the Initial Purchasers and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed which documents will be subject to the review of such counsel for a period of three (3) Business Days, and the Company will not file the Shelf Registration Statement or amendment thereto or Prospectus or supplement thereto (other than documents incorporated by reference) to which such counsel shall reasonably object within three (3) Business Days after the receipt thereof.

                (b) Subject to Section 3(i), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition by Holders of Registrable Securities of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in such Shelf Registration Statement so amended or such Prospectus as so supplemented.

                (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchasers and the Special Counsel, (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not

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

the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

                (d) Use its commercially reasonable efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

                (e) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Initial Purchasers, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

                (f) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel, if any, and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

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

                (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which in the reasonable opinion of the Company any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

                        (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and

                        (ii) give notice to the Notice Holders, and the Special Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(e), no more than, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), not exceed 90 days in any twelve (12) month period.

                (i) In connection with a disposition of Registrable Securities pursuant to a Registration Statement, but no more often than once in any 180-day period, make available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided however, that such persons shall, at the Company's request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not known by such person to be bound by any obligation of confidentiality with respect to such information, and provided further, in the case of clauses (i) and (ii), that such persons shall give the Company reasonable notice of such requirement and reasonable opportunity, at its expense, to seek an order, decree or judgment protecting the confidentiality of such information, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by Special Counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.

                (j) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

                (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least one (1) Business Day prior to any sale of such Registrable Securities.

                (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

                (n) Upon the filing of the Initial Shelf Registration Statement and the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to two of Reuters Economic Services, Bloomberg Business News or Business Wire.

                (o) Cause all shares of Common Stock issuable upon conversion of the Debentures to be reserved for listing on each U.S. national securities exchange or quotation system on which the Common Stock is then listed by no later than the date the applicable Shelf Registration Statement is declared effective and shall use its commercially reasonable efforts to cause all Common Stock to be so listed when issued.

                Section 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

                Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective, except as otherwise noted below. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel not in excess of $5,000 in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication and mailing expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, (v) fees and disbursements of Special Counsel in connection with the Shelf Registration Statement of up to $25,000, (vi) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (vii) any Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each selling Holder of Registrable Securities shall pay selling expenses, including any underwriting discount and commissions, and all transfer taxes, to the extent required by applicable law, and such selling Holder's registration expenses, including the fees and disbursements of its counsel (other than the fees and disbursements of Special Counsel paid by the Company as referred to above) and other representatives.

                Section 6.      Indemnification and Contribution.

                (a) Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless each Notice Holder and its directors, officers and employees, and each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Notice Holder within the meaning of Rule 405 under the Securities Act from and against (i) any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment or supplement thereof or in any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or in settlement of any investigation or proceeding by any governmental agency or body, commenced or threatened, or in settlement of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the prior written consent of the Company; and (iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, the Company shall not be liable to indemnify any Holder insofar as such losses, claims, damages, liabilities or expenses are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein, (ii) based upon a Holder's failure to provide the Company with a material fact relating to the Holder which is required to be included in the Registration Statement or necessary to make a statement in the Registration Statement not be misleading, (iii) relate to sales of Registrable Securities by a Holder to the person asserting any such losses, claims, damages, liabilities or expenses, if such person was not sent or given a Prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person (other than as a result of a failure by the Company to timely deliver copies of the Prospectus to such Holder in accordance with the provisions of this Agreement), and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities or
(iv) based upon the Holder's use of any such prospectus during a period when the Holder has been notified that the use of such prospectus has been suspended.

                (b) Indemnification by Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and any of their affiliates or any other Holder or its affiliates, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to (i) information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto, (ii) information relating to the Holder which the Holder fails to provide in writing for use in the Registration Statement or Prospectus resulting in an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or in connection with a sale of Registrable Securities for which the Holder would not be entitled to indemnification pursuant under Section 6(a)(iii) or 6(a)(iv). In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

                (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 6(a) or 6(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable ethical legal standards due to actual or potential differing interests between them, (iii) such indemnifying party shall not have employed counsel to have charge of the defense of such proceeding within 30 days after the receipt of notice thereof, or (iv) such indemnifying party's counsel shall have assumed defense of such proceeding, but such indemnified party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses as are actually incurred shall be borne by such indemnifying party and paid after delivery to such indemnifying party of reasonable documentation therefore setting forth such fees and expenses in reasonable detail incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be reasonably acceptable to the Company and shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Debentures deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment that is indemnifiable pursuant to Section 6(a) or 6(b), as the case may be. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) Contribution. To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company or the failure of such party to provide information, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6, no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

                (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

                Section 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period, the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

                Section 8.      Miscellaneous.

                (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements except to the extent that a waiver has been obtained.

                (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement;

provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing two sentences, this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                        (i) if to the Initial Purchasers, initially at their address set forth in the Purchase Agreement;

                               with a copy (for informational purposes only) to:

                               Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, NY 10022
                               Attention: Eleazer N. Klein, Esq.
                               Telecopy No.: (212) 593-5955

                        (ii) if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                        (iii)  if to the Company, to:

                               IMPAX Laboratories, Inc.
                               3735 Castor Avenue
                               Philadelphia, PA 19124
                               Attention: Mr. Barry R. Edwards
                               Chief Executive Officer

                               Telecopy No.: (215) 289-5932
                               with a copy (for informational purposes only) to:

                               Blank Rome LLP
                               One Logan Square
                               Philadelphia, PA 19103-6998
                               Attention: Ronald Fisher, Esq.
                               Telecopy No.: (215) 832-5479

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith (which shall be deemed given when received).

                (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

                (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                (i) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

                (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for the Liquidated Damages Amount under Section 2(e) hereof to the extent such amount accrues prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                               [Signature Follows]

                IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above.

                                        IMPAX LABORATORIES, INC.

                                        By:
                                            ------------------------------------
                                            Name:  Barry R. Edwards
                                            Title: Chief Executive Officer

                IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above.

                                        INITIAL PURCHASERS:

                                        HIGHBRIDGE INTERNATIONAL LLC

                                        By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

                                        By:
                                            ------------------------------------
                                            Name:  Adam J. Chill
                                            Title: Managing Director

                                                                       EXHIBIT A

                                  QUESTIONNAIRE

                            IMPAX LABORATORIES, INC.

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

               3.5% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2012

                The undersigned beneficial owner of 3.5% Senior Subordinated Convertible Notes Due 2012 (the "Debentures") of Impax Laboratories, Inc. ("Impax") or common stock issued upon the conversion of the Debentures, $.01 par value (the "Common Stock" and, together with the Debentures, the "Registrable Securities"), of Impax understands that Impax has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 or another appropriate form (collectively, the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of June 27, 2005 (the "Registration Rights Agreement"), between Impax and the Initial Purchasers listed therein. A copy of the Registration Rights Agreement is available from Impax upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

                Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to Impax as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners must complete and deliver this Notice and Questionnaire at least 10 Business Days prior to the effectiveness of the Initial Shelf Registration Statement so that such beneficial owners could be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Initial Shelf Registration Statement, Impax will, as promptly as practicable, file such amendments to a Shelf Registration Statement or supplements to the related prospectus or file any other required document, as necessary, to permit such holder to deliver such prospectus to purchasers of Registrable Securities. Impax has agreed to pay additional interest as liquidated damages pursuant to the Registration Rights Agreement under certain circumstances set forth therein.

                CERTAIN LEGAL CONSEQUENCES ARISE FROM BEING NAMED AS A SELLING SECURITYHOLDER IN THE SHELF REGISTRATION STATEMENT AND THE RELATED PROSPECTUS. ACCORDINGLY, HOLDERS AND BENEFICIAL OWNERS OF REGISTRABLE SECURITIES ARE ADVISED TO CONSULT THEIR OWN SECURITIES LAW COUNSEL REGARDING THE CONSEQUENCES OF BEING NAMED OR NOT BEING NAMED AS A SELLING SECURITYHOLDER IN THE SHELF REGISTRATION STATEMENT AND THE RELATED PROSPECTUS.

                                     NOTICE

                The undersigned beneficial owner of Registrable Securities hereby gives notice to Impax of the undersigned's intention to sell or otherwise dispose of Registrable Securities beneficially owned by the undersigned and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that the undersigned will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement as if the undersigned were an original party thereto.

                Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless Impax and Impax directors, officers and each person, if any, who controls Impax within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with, among other things, statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire, as more fully described in the Registration Rights Agreement.

                                  QUESTIONNAIRE

                Please respond to every item, even if your response is "none." If you need more space for any response, please attach additional sheets of paper. Please be sure to write your name and the number of the item being responded to on each such additional sheet of paper and sign each such additional sheet of paper and attach it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

                If you have any questions about the contents of this Notice and Questionnaire or as to who should complete this Notice and Questionnaire, please contact Impax's Corporate Secretary at (215) 289-2220.

             COMPLETED NOTICE AND QUESTIONNAIRES SHOULD BE RETURNED
                        TO IMPAX IN THE FOLLOWING MANNER:

                              COPY BY FACSIMILE TO:

                               Corporate Secretary
                               Fax: (215) 289-5932

                  WITH THE ORIGINAL COPY TO FOLLOW BY MAIL TO:

                            Impax Laboratories, Inc.
                               3735 Castor Avenue
                        Philadelphia, Pennsylvania 19124
                         Attention: Corporate Secretary

                The undersigned hereby provides the following information to Impax and represents and warrants that such information is accurate and complete:

1. YOUR IDENTITY AND BACKGROUND AS THE BENEFICIAL OWNER OF THE REGISTRABLE SECURITIES.

        (a)     Your full legal name:

        ________________________________________________________________________

        (b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

                Address: _______________________________________________________

                Telephone No.:__________________________________________________

                Fax. No.:_______________________________________________________

        (c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

                [ ] Yes

                [ ] No

        (d) If your response to Item 1(c) above is no, are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

                [ ] Yes

                [ ] No

        (e) Full legal name of person through which you hold the Registrable Securities (i.e., name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held):

                Name of broker: ________________________________________________

                DTC No.: _______________________________________________________

                Contact person: ________________________________________________

                Telephone No.: _________________________________________________

2.      YOUR RELATIONSHIP WITH IMPAX.

        (a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Impax (or its predecessors or affiliates) within the past three years?

                [ ] Yes

                [ ] No

        (b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Impax (or its predecessors or affiliates):

3.      YOUR INTEREST IN THE REGISTRABLE SECURITIES.

        (a) State the type of Registrable Securities (Debentures or Common Stock) and the principal amount or number of such Registrable Securities beneficially owned by you. Check any of the following that applies to you.

                [ ] I own Debentures:

                Principal amount and CUSIP No. of the Debentures beneficially owned:

                ________________________________________________________________

                CUSIP No(s): ___________________________________________________

                [ ] I own shares of Common Stock that were issued upon
                    conversion of the Debentures:

                Number of shares and CUSIP No. of the Common Stock beneficially owned: ____________________________________________

                CUSIP No(s):____________________________________________________

        (b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of Impax?

                [ ] Yes

                [ ] No

        (c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of Impax beneficially owned by you:

                Type: __________________________________________________________

                Aggregate amount: ______________________________________________

                CUSIP No.: _____________________________________________________

        (d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

                [ ] Yes

                [ ] No

        (e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

                [ ] Yes

                [ ] No

        (f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4.      NATURE OF YOUR BENEFICIAL OWNERSHIP.

        (a) If the name of the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is that of a general or limited partnership, state the names of the general partners of such partnership:

        (b) With respect to each general partner listed in Item 4(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

        (c) Name your controlling shareholder(s) (the "Controlling Entity"). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

                (A)(i) Full legal name of Controlling Entity(ies) or natural person(s) who have sole or shared voting or dispositive power over the Registrable Securities:

                ________________________________________________________________

                (ii) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

                Address:________________________________________________________

                Telephone: _____________________________________________________

                Fax:____________________________________________________________

                (iii) Name of shareholders:

                ________________________________________________________________

                (B)(i) Full legal name of Controlling Entity(ies):

                ________________________________________________________________

                (ii) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

                Address: _______________________________________________________

                Telephone: _____________________________________________________

                Fax: ___________________________________________________________

                (iii) Name of shareholders:

                ________________________________________________________________

                IF YOU NEED MORE SPACE FOR THIS RESPONSE, PLEASE ATTACH ADDITIONAL SHEETS OF PAPER. PLEASE BE SURE TO INDICATE YOUR NAME AND THE NUMBER OF THE ITEM BEING RESPONDED TO ON EACH SUCH ADDITIONAL SHEET OF PAPER, AND TO SIGN EACH SUCH ADDITIONAL SHEET OF PAPER BEFORE ATTACHING IT TO THIS NOTICE AND QUESTIONNAIRE. PLEASE NOTE THAT YOU MAY BE ASKED TO ANSWER ADDITIONAL QUESTIONS DEPENDING ON YOUR RESPONSES TO THE FOLLOWING QUESTIONS.

5.      PLAN OF DISTRIBUTION.

                Except as set forth below, the undersigned (including the undersigned's donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the undersigned will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

________________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of Impax.

                The undersigned acknowledges the undersigned's obligation to comply with the prospectus delivery and other provisions of the Securities Act, provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M (or any successor rules or regulations), in connection with any offering or sale of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither the undersigned nor any person acting on the undersigned's behalf will engage in any transaction in violation of such provisions.

                If the undersigned transfers all or any portion of the Registrable Securities listed in Item (3) above after the date of this Notice and Questionnaire, the undersigned agrees to notify the transferee(s) at the time of the transfer of such transferee(s) rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

                The undersigned hereby acknowledges the undersigned's obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, Impax has agreed under certain circumstances to indemnify the undersigned against certain liabilities.

                In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Impax of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while a Shelf Registration Statement remains effective.

                All notices to the undersigned hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

                By signing below, the undersigned acknowledges that the undersigned is the beneficial owner of the Registrable Securities set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that Impax will rely on such information in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus and any filing of a new Shelf Registration Statement.

                Once this Notice and Questionnaire is executed by the undersigned and received by Impax, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Impax and the undersigned beneficial owner. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

                IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by a duly authorized agent of the undersigned.

                                        NAME OF BENEFICIAL OWNER:

                                        ----------------------------------------
                                        (Please Print Full Legal Name)

                                        Signature:
                                                   -----------------------------
                                        (Please Print Name and Title if Signed
                                        on Behalf of an Entity)

                                        Date:___________________________________